EXHIBIT 10.1

PERSONAL AND CONFIDENTIAL

HAND DELIVERY

To: André Calantzopoulos                    Lausanne, June 11, 2013

Dear André,

We are pleased to confirm your promotion, effective May 8, 2013, to the position of Chief Executive Officer.

Your gross base salary remains unchanged at:     CHF 1,476,150.00. – annually        CHF 113,550. – monthly

Your band has been changed and is now A.

You will continue to be eligible to participate in the Incentive Compensation (“IC”) and Equity Award Programs, which are administered at the sole discretion of the Compensation and Leadership Development Committee of the Board of Directors pursuant and subject to the terms of the 2012 Performance Incentive Plan (or any similar plan in the future).

Your annual IC and Stock award targets that assume a PMI company performance rating of 100 and an "Optimal" individual performance have been increased as follows:

Target % (1)
Incentive Compensation Award	to 200% of annual base salary
Stock Award	to 600% of annual base salary

It is agreed and understood that this letter will for all purposes be regarded as a continuation of your employment with Philip Morris International Management SA.

All other conditions relating to your employment with Philip Morris International Management SA remain as stated in your employment contract and, if applicable, in any subsequent amendments.

We would like to take this opportunity to wish you continued success and satisfaction.

Yours sincerely,

PHILIP MORRIS INTERNATIONAL MANAGEMENT SA

/S/ KEVIN CLICK	/S/ RALF ZYSK
Kevin Click	Ralf Zysk
Senior Vice President Human Resources PMI	Vice President Compensation, Benefits & International Assignments PMI

Read and approved:	/S/ ANDRE CALANTZOPOULOS	Date:	12/6/2013
(André Calantzopoulos)

(1) The Incentive Compensation and Equity Award Programs are discretionary and do not obligate the Company to make an award nor entitle employees to receive an award. Eligibility to participate in the Programs does not guarantee receipt of an award and receiving an annual award does not guarantee receipt of an award in the future. Any awards that are made may be higher or lower than the targets mentioned above.

Philip Morris International Management SA, Avenue de Rhodanie 50, 1007 Lausanne, Switzerland
T:+41 (58) 242 00 00, F: +41 (58) 242 01 01